                                                                     EXHIBIT 4.4


                          REGISTRATION RIGHTS AGREEMENT

                                   dated as of

                                December 2, 2002

                                      among

                           ULTRA CLEAN HOLDINGS, INC.

                                       and

                             FP-ULTRA CLEAN, L.L.C.


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                                TABLE OF CONTENTS

                                                                        Page

                                    ARTICLE 1
                                   Definitions

Section 1.01.  Definitions.......................................        1

                                    ARTICLE 2
                               Registration Rights

Section 2.01.  Demand Registration...............................        5
Section 2.02.  Piggyback Registration............................        7
Section 2.03.  Registration Procedures...........................        9
Section 2.04.  Indemnification by the Company...................        12
Section 2.05.  Indemnification by Participating Shareholders....        13
Section 2.06.  Conduct of Indemnification Proceedings...........        14
Section 2.07.  Contribution.....................................        15
Section 2.08.  Participation in Public Offering.................        16
Section 2.09.  Other Indemnification............................        17
Section 2.10.  Cooperation by the Company.......................        17
Section 2.11.  No Transfer of Registration Rights...............        17

                                    ARTICLE 3
                        Certain Covenants and Agreements

Section 3.01.  Reports..........................................        17
Section 3.02.  Limitations on Subsequent Registration Rights....        18
Section 3.03.  Conflicting Agreements...........................        19

                                    ARTICLE 4
                                  Miscellaneous

Section 4.01.  Binding Effect; Assignability; Benefit...........        19
Section 4.02.  Notices..........................................        19
Section 4.03.  Waiver; Amendment; Termination...................        20
Section 4.04.  Fees and Expenses................................        20
Section 4.05.  Governing Law....................................        21
Section 4.06.  Jurisdiction.....................................        21
Section 4.07.  WAIVER OF JURY TRIAL.............................        21
Section 4.08.  Specific Enforcement.............................        21
Section 4.09.  Counterparts; Effectiveness......................        21
Section 4.10.  Entire Agreement.................................        22

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Section 4.11.  Captions.........................................        22
Section 4.12.  Severability.....................................        22


Exhibit A:  Joinder Agreement


                                       ii
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                          REGISTRATION RIGHTS AGREEMENT

            Registration Rights Agreement (this "AGREEMENT") dated as of December 2, 2002 among Ultra Clean Holdings, Inc., a Delaware corporation (the "COMPANY"), and FP-Ultra Clean, L.L.C. ("FP").

                              W I T N E S S E T H:

            WHEREAS, pursuant to the Subscription Agreements, FP has acquired securities of the Company;

            WHEREAS, the parties hereto desire to enter into this Agreement to govern certain of their rights, duties and obligations after consummation of the transactions contemplated by the Subscription Agreements;

            NOW, THEREFORE, in consideration of the covenants and agreements contained herein and in the Subscription Agreements, the parties hereto agree as follows:

                                    Article 1
                                   Definitions

            Section 1.01. Definitions. (a) The following terms, as used herein, have the following meanings:

            "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person, provided that no securityholder of the Company shall be deemed an Affiliate of any other securityholder solely by reason of any investment in the Company. For the purpose of this definition, the term "CONTROL" (including, with correlative meanings, the terms "CONTROLLING", "CONTROLLED BY" and "UNDER COMMON CONTROL WITH"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

            "AGGREGATE OWNERSHIP" means, with respect to any Shareholder or group of Shareholders, and with respect to any class of Company Securities, the total amount of such class of Company Securities "beneficially owned" (as such term is defined in Rule 13d-3 of the Exchange Act) (without duplication) by such Shareholder or group of Shareholders as of the date of such calculation, calculated on a Fully-Diluted basis.

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            "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in San Francisco, California are authorized by law to close.

            "COMMON STOCK" means the common stock, par value $0.001 per share, of the Company and any stock into which such Common Stock may thereafter be converted or changed.

            "COMPANY SECURITIES" means (i) the Common Stock, (ii) securities convertible into or exchangeable for Common Stock, (iii) any other equity or equity-linked security issued by the Company and (iv) options, warrants or other rights to acquire Common Stock or any other equity or equity-linked security issued by the Company.

            "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

            "FIRST PUBLIC OFFERING" means the first Public Offering after the date hereof.

            "FULLY-DILUTED" means, with respect to any class of Company Securities, all outstanding shares and all shares issuable in respect of securities convertible into or exchangeable for such shares, all stock appreciation rights, options, warrants and other rights to purchase or subscribe for such Company Securities or securities convertible into or exchangeable for such Company Securities.

            "NASD" means the National Association of Securities Dealers, Inc.

            "PERSON" means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

            "PUBLIC OFFERING" means an underwritten public offering of Registrable Securities of the Company pursuant to an effective registration statement under the Securities Act.

            "REGISTRABLE SECURITIES" means, at any time, any Shares and any securities issued or issuable in respect of such Shares by way of conversion, exchange, stock dividend, split or combination, recapitalization, merger, consolidation, other reorganization or otherwise until (i) a registration statement covering such Shares has been declared effective by the SEC and such Shares have been disposed of pursuant to such effective registration statement,
(ii) such Shares are sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met or such securities may be sold pursuant to Rule 144(k) or
(iii) such Shares are otherwise Transferred, the Company has delivered a new certificate or other


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

evidence of ownership for such Shares not bearing the legend required pursuant to this Agreement and such Shares may be resold without subsequent registration under the Securities Act.

            "REGISTRATION EXPENSES" means any and all expenses incident to the performance of or compliance with any registration or marketing of securities, including all (i) registration and filing fees, and all other fees and expenses payable in connection with the listing of securities on any securities exchange or automated interdealer quotation system, (ii) fees and expenses of compliance with any securities or "blue sky" laws (including reasonable fees and disbursements of counsel in connection with "blue sky" qualifications of the securities registered), (iii) expenses in connection with the preparation, printing, mailing and delivery of any registration statements, prospectuses and other documents in connection therewith and any amendments or supplements thereto, (iv) security engraving and printing expenses, (v) internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (vi) reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses relating to any comfort letters or costs associated with the delivery by independent certified public accountants of any comfort letters requested pursuant to Section 2.03(h)), (vii) reasonable fees and expenses of any special experts retained by the Company in connection with such registration, (viii) reasonable fees, out-of-pocket costs and expenses of the Shareholders, including one counsel for all of the Shareholders participating in the offering selected (A) by FP, in the case of any offering in which FP participates, or (B) in any other case, by the Shareholders holding the majority of the Registrable Securities to be sold for the account of all Shareholders in the offering, (ix) fees and expenses in connection with any review by the NASD of the underwriting arrangements or other terms of the offering, and all fees and expenses of any "qualified independent underwriter," including the fees and expenses of any counsel thereto, (x) fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding any underwriting fees, discounts and commissions attributable to the sale of Registrable Securities, (xi) costs of printing and producing any agreements among underwriters, underwriting agreements, any "blue sky" or legal investment memoranda and any selling agreements and other documents in connection with the offering, sale or delivery of the Registrable Securities, (xii) transfer agents' and registrars' fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering, (xiii) expenses relating to any analyst or investor presentations or any "road shows" undertaken in connection with the registration, marketing or selling of the Registrable Securities, (xiv) fees and expenses payable in connection with any ratings of the Registrable Securities, including expenses relating to any presentations to rating agencies and (xv) all


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


out-of pocket costs and expenses incurred by the Company or its appropriate officers in connection with their compliance with Section 2.03(m).

            "RULE 144" means Rule 144 (or any successor provisions) under the Securities Act.

            "SEC" means the Securities and Exchange Commission.

            "SECURITIES ACT" means the Securities Act of 1933, as amended.

            "SHARES" means shares of Common Stock.

            "SHAREHOLDER" means at any time, any Person (other than the Company) who shall then be a party to or bound by this Agreement, so long as such Person shall "beneficially own" (as such term is defined in Rule 13d-3 of the Exchange
Act) any Company Securities.

            "SUBSCRIPTION AGREEMENTS" means the Stock Purchase Agreements dated November 15, 2002, November 26, 2002 and December 2, 2002 between FP and the Company, any agreement between FP and the Company providing for the purchase by FP of any Company Securities entered into after the date of this Agreement, and any agreement between FP and a Shareholder providing for the Transfer of Company Securities from FP to such Shareholder.

            "SUBSIDIARY" means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

            "TRANSFER" means, with respect to any Company Securities, (i) when used as a verb, to sell, assign, dispose of, exchange, pledge, encumber, hypothecate or otherwise transfer such Company Securities or any participation or interest therein, whether directly or indirectly, or agree or commit to do any of the foregoing and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, encumbrance, hypothecation, or other transfer of such Company Securities or any participation or interest therein or any agreement or commitment to do any of the foregoing.

            (b) Each of the following terms is defined in the Section set forth opposite such term:

TERM                                         SECTION
----                                         -------
Company.................................     Preamble
Confidential Information................     3.01(b)
Damages.................................       2.04


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TERM                                         SECTION
----                                         -------
Demand Registration.....................     2.01(a)
FP......................................     Preamble
Indemnified Party.......................       2.06
Indemnifying Party......................       2.06
Inspectors..............................     2.03(g)
Lock-Up Period..........................       2.03
Maximum Offering Size...................     2.01(e)
Piggyback Registration..................     2.02(a)
Records.................................     2.03(g)
Registering Shareholders................     2.01(a)
Representatives.........................     3.01(b)
Requesting Shareholder..................     2.01(a)

                                    Article 2
                               Registration Rights

            Section 2.01. Demand Registration. (a) If at any time following the earlier of (x) 180 days after the effective date of the registration statement for the First Public Offering, (y) the expiration of the period during which the managing underwriters for the First Public Offering shall prohibit the Company from effecting any other public sale or distribution of Company Securities, and
(z) one year after the date of this Agreement, the Company shall receive a request from FP (FP shall be referred to herein as the "REQUESTING SHAREHOLDER") that the Company effect the registration under the Securities Act of all or any portion of such Requesting Shareholder's Registrable Securities, and specifying the intended method of disposition thereof, then the Company shall promptly give notice of such requested registration (each such request shall be referred to herein as a "DEMAND REGISTRATION") at least 15 Business Days prior to the anticipated filing date of the registration statement relating to such Demand Registration to the other Shareholders and thereupon shall use its best efforts to effect, as expeditiously as possible, the registration under the Securities Act of:

                  (i) all Registrable Securities for which the Requesting
            Shareholder has requested registration under this Section 2.01, and

                  (ii) subject to the restrictions set forth in Sections 2.01(e)
            and 2.02, all other Registrable Securities of the same class as those requested to be registered by the Requesting Shareholder that any Shareholders with rights to request registration under Section
            2.02 (all such Shareholders, together with the Requesting Shareholder, the "REGISTERING SHAREHOLDERS") have requested the Company to register by request


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

            received by the Company within 15 Business Days after such Shareholders receive the Company's notice of the Demand Registration,

all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, provided that the Company shall not be obligated to effect a Demand Registration unless the aggregate gross proceeds expected to be received from the sale of the Registrable Securities requested to be included in such Demand Registration equals or exceeds (x) $25,000,000, if such Demand Registration would constitute a First Public Offering, or (y) $5,000,000, in all other cases. In no event shall the Company be required to effect more than one Demand Registration hereunder within any ninety day period.

            (b) Promptly after the expiration of the 15-Business Day-period referred to in Section 2.01(a)(ii), the Company will notify all Registering Shareholders of the identities of the other Registering Shareholders and the number of shares of Registrable Securities requested to be included therein. At any time prior to the effective date of the registration statement relating to such registration, the Requesting Shareholders may revoke such request, without liability to any of the other Registering Shareholders, by providing a notice to the Company revoking such request.

            (c) The Company shall be liable for and pay all Registration Expenses in connection with any Demand Registration, regardless of whether such Registration is effected.

            (d) A Demand Registration shall not be deemed to have occurred:

                  (i) unless the registration statement relating thereto (A) has become effective under the Securities Act and (B) has remained effective for a period of at least 180 days (or such shorter period in which all Registrable Securities of the Registering Shareholders included in such registration have actually been sold thereunder), provided that such registration statement shall not be considered a Demand Registration if, after such registration statement becomes effective, (1) such registration statement is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court and (2) less than 75% of the Registrable Securities included in such registration statement have been sold thereunder; or

                  (ii) if the Maximum Offering Size is reduced in accordance with Section 2.01(e) such that less than 662/3% of the Registrable Securities of the Requesting Shareholders sought to be included in such registration are included.


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

            (e) If a Demand Registration involves an underwritten Public Offering and the managing underwriter advises the Company and the Requesting Shareholders that, in its view, the number of shares of Registrable Securities requested to be included in such registration (including any securities that the Company proposes to be included that are not Registrable Securities) exceeds the largest number of shares that can be sold without having an adverse effect on such offering, including the price at which such shares can be sold (the "MAXIMUM OFFERING SIZE"), the Company shall include in such registration, in the priority listed below, up to the Maximum Offering Size:

                  (i) first, all Registrable Securities requested to be
            registered by FP,

                  (ii) second, all Registrable Securities requested to be
            included in such registration by any other Registering Shareholder (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such other Shareholders on the basis of the relative number of Registrable Securities so requested to be included in such registration by each such Shareholder), and

                  (iii) third, any securities proposed to be registered by the
            Company.

            (f) Upon notice to each Requesting Shareholder, the Company may postpone effecting a registration pursuant to this Section 2.01 on one occasion during any period of twelve consecutive months for a reasonable time specified in the notice but not exceeding 90 days (which period may not be extended or renewed), if (i) an investment banking firm of recognized national standing shall advise the Company and the Requesting Shareholders in writing that effecting the registration would materially and adversely affect an offering of securities of such Company the preparation of which had then been commenced or
(ii) the Company is in possession of material non-public information the disclosure of which during the period specified in such notice the Company reasonably believes would not be in the best interests of the Company.

            Section 2.02. Piggyback Registration. (a) If at any time the
Company proposes to register any Company Securities under the Securities Act (other than a registration on Form S-8 or S-4, or any successor forms, relating to Common Stock issuable upon exercise of employee stock options or in connection with any employee benefit or similar plan of the Company or in connection with a direct or indirect acquisition by the Company of another Person), whether or not for sale for its own account, the Company shall each such time give prompt notice at least 30 Business Days prior to the anticipated filing date of the registration statement relating to such registration to each Shareholder, which notice shall set forth such Shareholder's rights under this
Section 2.02 and shall offer such Shareholder the opportunity to include in such registration statement the number of Registrable Securities of the same class or series as those proposed to be registered as each such Shareholder may request (a "PIGGYBACK REGISTRATION"), subject to the provisions of Section 2.02(b). Upon the request of any such Shareholder made within 15 Business Days after the receipt of notice from the Company (which request shall specify the number of Registrable Securities intended to be registered by such Shareholder), the Company shall use its best efforts to effect the registration under the Securities Act of all Registrable Securities that the Company has been so requested to register by all such Shareholders, to the extent requisite to permit the disposition of the Registrable Securities so to be registered, provided that (i) if such registration involves an underwritten Public Offering, all such Shareholders requesting to be included in the Company's registration must sell their Registrable Securities to the underwriters selected as provided in Section 2.03(f)(i) on the same terms and conditions as apply to the Company or the Requesting Shareholders, as applicable, and (ii) if, at any time after giving notice of its intention to register any Company Securities pursuant to this Section 2.02(a) and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company shall give notice to all such Shareholders and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration. No registration effected under this Section 2.02 shall relieve the Company of its obligations to effect a Demand Registration to the extent required by Section 2.01. The Company shall pay all Registration Expenses in connection with each Piggyback Registration.

            (b) If a Piggyback Registration involves an underwritten Public Offering (other than any Demand Registration, in which case the provisions with respect to priority of inclusion in such offering set forth in Section 2.01(e) shall apply) and the managing underwriter advises the Company that, in its view, the number of Shares that the Company and such Shareholders intend to include in such registration exceeds the Maximum Offering Size, the Company shall include in such registration, in the following priority, up to the Maximum Offering
Size:

                  (i) first, so much of the Company Securities proposed to be registered for the account of the Company as would not cause the offering to exceed the Maximum Offering Size,

                  (ii) second, so much of the Company Securities proposed to be included in such registration by FP as would not cause the offering to exceed the Maximum Offering size, and

                  (iii) third, all Registrable Securities requested to be
            included in such registration by any other Shareholders pursuant to
            Section 2.02 (allocated, if necessary for the offering not to exceed the Maximum


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

            Offering Size, pro rata among such Shareholders on the basis of the relative number of shares of Registrable Securities so requested to be included in such registration by each).

            Section 2.03. Registration Procedures. Whenever Shareholders request that any Registrable Securities be registered pursuant to Section 2.01 or 2.02, subject to the provisions of such Sections, the Company shall use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as practicable, and, in connection with any such request:

            (a) The Company shall as expeditiously as possible prepare and file with the SEC a registration statement on any form for which the Company then qualifies or that counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its best efforts to cause such filed registration statement to become and remain effective for a period of not less than 180 days, or in the case of a shelf registration statement, one year (or such shorter period in which all of the Registrable Securities of the Registering Shareholders included in such registration statement shall have actually been sold thereunder).

            (b) Prior to filing a registration statement or prospectus or any amendment or supplement thereto, the Company shall, if requested, furnish to each participating Shareholder and each underwriter, if any, of the Registrable Securities covered by such registration statement copies of such registration statement as proposed to be filed, and thereafter the Company shall furnish to such Shareholder and underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 or Rule 430A under the Securities Act and such other documents as such Shareholder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Shareholder. Each Shareholder shall have the right to request that the Company modify any information contained in such registration statement, amendment and supplement thereto pertaining to such Shareholder and the Company shall use its best efforts to comply with such request, provided, however, that the Company shall not have any obligation so to modify any information if the Company reasonably expects that so doing would cause the prospectus to contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.


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

            (c) After the filing of the registration statement, the Company shall (i) cause the related prospectus to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act, (ii) comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the Registering Shareholders thereof set forth in such registration statement or supplement to such prospectus and (iii) promptly notify each Registering Shareholder holding Registrable Securities covered by such registration statement of any stop order issued or threatened by the SEC or any state securities commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

            (d) The Company shall use its best efforts to (i) register or qualify the Registrable Securities covered by such registration statement under such other securities or "blue sky" laws of such jurisdictions in the United States as any Registering Shareholder holding such Registrable Securities reasonably (in light of such Shareholder's intended plan of distribution) requests and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such Shareholder to consummate the disposition of the Registrable Securities owned by such Shareholder, provided that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 2.03(d), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

            (e) The Company shall immediately notify each Registering Shareholder holding such Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly prepare and make available to each such Shareholder and file with the SEC any such supplement or amendment.

            (f) (i) FP shall have the right, in its sole discretion, to select an underwriter or underwriters in connection with any Public Offering resulting from the exercise by FP of a Demand Registration, which underwriter or underwriters may include any Affiliate of FP and (ii) the Company shall select an underwriter or underwriters in connection with any other Public Offering, which underwriter or underwriters shall be reasonably acceptable to FP. In connection with any Public Offering, the Company shall enter into customary agreements (including an underwriting agreement in customary form) and take such all other actions as are required in order to expedite or facilitate the disposition of such Registrable Securities in any such Public Offering, including the engagement of a "qualified independent underwriter" in connection with the qualification of the underwriting arrangements with the NASD.

            (g) Upon execution of confidentiality agreements in form and substance reasonably satisfactory to the Company, the Company shall make available for inspection by any Registering Shareholder and any underwriter participating in any disposition pursuant to a registration statement being filed by the Company pursuant to this Section 2.03 and any attorney, accountant or other professional retained by any such Shareholder or underwriter (collectively, the "INSPECTORS"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "RECORDS") as shall be reasonably necessary or desirable to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement. Records that the Company determines, in good faith, to be confidential and that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Each Registering Shareholder agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it or its Affiliates as the basis for any market transactions in the Company Securities unless and until such information is made generally available to the public. Each Registering Shareholder further agrees that, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, it shall give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

            (h) The Company shall furnish to each Registering Shareholder and to each such underwriter, if any, a signed counterpart, addressed to such Shareholder or underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company's independent public accountants, each in customary form and covering such matters of the kind customarily covered by opinions or comfort letters, as the case may be, as a majority of such Shareholders or the managing underwriter therefor reasonably requests.


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

            (i) The Company shall otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement or such other document covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

            (j) The Company may require each such Registering Shareholder promptly to furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time request and such other information as may be legally required in connection with such registration.

            (k) Each such Registering Shareholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.03(e), such Shareholder shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Shareholder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.03(e), and, if so directed by the Company, such Shareholder shall deliver to the Company all copies, other than any permanent file copies then in such Shareholder's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. If the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 2.03(a)) by the number of days during the period from and including the date of the giving of notice pursuant to Section 2.03(e) to the date when the Company shall make available to such Shareholder a prospectus supplemented or amended to conform with the requirements of Section 2.03(e).

            (l) The Company shall use its best efforts to list all Registrable Securities covered by such registration statement on any securities exchange or quotation system on which any of the Registrable Securities are then listed or traded.

            (m) The Company shall have appropriate officers of the Company (i) prepare and make presentations at any "road shows" and before analysts and rating agencies, as the case may be, (ii) take other actions to obtain ratings for any Registrable Securities and (iii) otherwise use their best efforts to cooperate as reasonably requested by the underwriters in the offering, marketing or selling of the Registrable Securities.

            Section 2.04. Indemnification by the Company. The Company agrees to indemnify and hold harmless each Registering Shareholder holding Registrable

Securities covered by a registration statement, its officers, directors, employees, partners and agents, and each Person, if any, who controls such Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable expenses of investigation and reasonable attorneys' fees and expenses) ("DAMAGES") caused by or relating to any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by or relating to any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Damages are caused by or related to any such untrue statement or omission or alleged untrue statement or omission so made based upon information furnished in writing to the Company by such Shareholder or on such Shareholder's behalf expressly for use therein, provided that, with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, or in any prospectus, as the case may be, the indemnity agreement contained in this paragraph shall not apply to the extent that any Damages result from the fact that a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) was not sent or given to the Person asserting any such Damages at or prior to the written confirmation of the sale of the Registrable Securities concerned to such Person if it is determined that the Company has provided such prospectus to such Shareholder and it was the responsibility of such Shareholder to provide such Person with a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) and such current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) would have cured the defect giving rise to such Damages. The Company also agrees to indemnify any underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Shareholders provided in this
Section 2.04.

            Section 2.05. Indemnification by Participating Shareholders. Each Registering Shareholder holding Registrable Securities included in any registration statement agrees, severally but not jointly, to indemnify and hold harmless the Company, its officers, directors and agents and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Shareholder, but only (i) with respect to information furnished in writing by such Shareholder or on such Shareholder's behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus or (ii) to the extent that any Damages result from the fact that a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) was not sent or given to the Person asserting any such Damages at or prior to the written confirmation of the sale of the Registrable Securities concerned to such Person if it is determined that it was the responsibility of such Shareholder to provide such Person with a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) and such current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) would have cured the defect giving rise to such loss, claim, damage, liability or expense. Each such Shareholder also agrees to indemnify and hold harmless underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Company provided in this Section 2.05. As a condition to including Registrable Securities in any registration statement filed in accordance with Article 2, the Company may require that it shall have received an undertaking reasonably satisfactory to it from any underwriter to indemnify and hold it harmless to the extent customarily provided by underwriters with respect to similar securities. No Registering Shareholder shall be liable under this Section 2.05 for any Damages in excess of the net proceeds realized by such Shareholder in the sale of Registrable Securities of such Shareholder to which such Damages relate.

            Section 2.06. Conduct of Indemnification Proceedings. If any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to this Article 2, such Person (an "INDEMNIFIED PARTY") shall promptly notify the Person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses, provided that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that, in connection with any proceeding or related proceedings in the same jurisdiction, the Indemnifying Party shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified

Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Party, no Indemnifying Party shall effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

            Section 2.07. Contribution. If the indemnification provided for in this Article 2 is unavailable to the Indemnified Parties in respect of any Damages, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages (i) as between the Company and the Registering Shareholders holding Registrable Securities covered by a registration statement on the one hand and the underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and such Shareholders on the one hand and the underwriters on the other, from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and such Shareholders on the one hand and of such underwriters on the other in connection with the statements or omissions that resulted in such Damages, as well as any other relevant equitable considerations and (ii) as between the Company on the one hand and each such Shareholder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each such Shareholder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Company and such Shareholders on the one hand and such underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and such Shareholders bear to the total underwriting discounts and commissions received by such underwriters, in each case as set forth in the table on the cover page of the prospectus. The relative fault of the Company and such Shareholders on the one hand and of such underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and such

Shareholders or by such underwriters. The relative fault of the Company on the one hand and of each such Shareholder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            The Company and the Registering Shareholders agree that it would not be just and equitable if contribution pursuant to this Section 2.07 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 2.07, no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any Damages that such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Registering Shareholder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Shareholder were offered to the public (less underwriters' discounts and commissions) exceeds the amount of any Damages that such Shareholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Each Registering Shareholder's obligation to contribute pursuant to this Section 2.07 is several in the proportion that the proceeds of the offering received by such Shareholder bears to the total proceeds of the offering received by all such Registering Shareholders and not joint.

            Section 2.08. Participation in Public Offering. No Person may participate in any Public Offering hereunder unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and the provisions of this Agreement in respect of registration rights.

            Section 2.09. Other Indemnification. Indemnification similar to that specified herein (with appropriate modifications) shall be given by the Company and each Registering Shareholder participating therein with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

            Section 2.10. Cooperation by the Company. If any Shareholder shall transfer any Registrable Securities pursuant to Rule 144, the Company shall cooperate, to the extent commercially reasonable, with such Shareholder and shall provide to such Shareholder such information as such Shareholder shall reasonably request.

            Section 2.11. No Transfer of Registration Rights. None of the rights of Shareholders under this Article 2 shall be assignable by any Shareholder to any Person acquiring Securities in any Public Offering or pursuant to Rule 144.

                                   Article 3
                        Certain Covenants and Agreements

            Section 3.01. Reports. The Company agrees to furnish FP, for so long as FP owns any Company Securities:

            (a) as soon as practicable and, in any event within 20 days after the end of each month, the unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of such month and the related unaudited statement of operations and cash flow for such month, and for the portion of the fiscal year then ended, in each case prepared in accordance with GAAP, setting forth in comparative form the figures for the corresponding month and portion of the previous fiscal year, and the figures for the corresponding month and portion of the then current fiscal year as in the Company's annual operating budget,

            (b) as soon as practicable and, in any event, within 45 days after the end of each of the first three fiscal quarters, the unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter and the related unaudited statement of operations and cash flow for such quarter and for the portion of the fiscal year then ended, in each case prepared in accordance with GAAP,

            (c) as soon as practicable and, in any event, within 90 days after the end of each fiscal year, (i) the audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year and the related audited statement of operations and cash flow for such fiscal year, and for the portion of the fiscal year then ended, in each case prepared in accordance with GAAP and certified by Deloitte & Touche or another firm of independent public accountants of nationally recognized standing, together with a comparison of the figures in such financial statements with the figures for the previous fiscal year and the figures in the Company's annual operating budget, (ii) any management letters or other correspondence from such accountants and (iii) the Company's annual operating budget for the coming fiscal year,

            (d) promptly following the preparation thereof, a copy of any revisions to the annual operating budget delivered pursuant to clause (c) above,

            (e) promptly upon their becoming available, copies of (i) all financial statements, reports, notices and proxy statements sent or made generally available by the Company to any of its security holders, (ii) all regular and periodic reports and all registration statements and prospectuses filed by the Company with any securities exchange or with the SEC and (iii) all press releases and other statements made generally available by the Company to the public,

            (f) as soon as practicable and, in any event, within five Business Days after any officer of the Company obtains knowledge thereof, notice (with a description in reasonable detail, and stating the action that the Company is taking or proposes to take with respect thereto) of (i) the commencement of any material litigation, investigation or other proceeding to which the Company or any of its Subsidiaries is a party before any court or arbitrator or any governmental body, agency or official or (ii) the existence of any material default or breach under this Agreement or any other material contract or agreement to which the Company or any of its Subsidiaries is a party, and

            (g) as promptly as reasonably practicable, such other information with respect to the Company or any of its Subsidiaries as may reasonably be requested by FP.

            Section 3.02. Limitations on Subsequent Registration Rights. The Company agrees that it shall not enter into any agreement with any holder or prospective holder of any securities of the Company (a) that would allow such holder or prospective holder to include such securities in any Demand Registration or Piggyback Registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that their inclusion would not reduce the amount of the Registrable Securities of the Shareholders included therein or (b) on terms otherwise more favorable than this Agreement. The Company also represents and warrants to each Shareholder that it has not previously entered into any agreement with respect to any of its securities granting any registration rights to any Person.

            Section 3.03. Conflicting Agreements. The Company represents and agrees that it shall not (a) grant any proxy or enter into or agree to be bound by any voting trust or agreement with respect to the Company Securities, except as expressly contemplated by this Agreement, (b) enter into any agreement or arrangement of any kind with any Person with respect to its Company Securities inconsistent with the provisions of this Agreement or for the purpose or with the effect of denying or reducing the rights of any other Shareholder under this Agreement, including agreements or arrangements with respect to the Transfer or voting of its Company Securities or (c) act, for any reason, as a member of a group or in concert with any other Person in connection with the Transfer or voting of its Company Securities in any manner that is inconsistent with the provisions of this Agreement.

                                   Article 4
                                  Miscellaneous

            Section 4.01. Binding Effect; Assignability; Benefit. (a) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and permitted assigns.

            (b) Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any party hereto pursuant to any Transfer of Company Securities or otherwise, except that, at the sole written election of FP, Persons to whom FP has Transferred Company Securities may (unless already bound hereby) execute and deliver to the Company an agreement to be bound by this Agreement in the form of Exhibit A hereto and shall thenceforth be a "Shareholder" for purposes of this Agreement.

            (c) Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

            Section 4.02. Notices. All notices, requests and other communications to any party shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by facsimile transmission, if to the Company to:

            Ultra Clean Holdings, Inc.
            2882 Sand Hill Road, Suite 280
            Menlo Park, CA  94025
            Attention:  Dipanjan Deb
            Fax:  650-233-2999

      if to FP, to:

            FP - Ultra Clean, L.L.C.
            2882 Sand Hill Road, Suite 280
            Menlo Park, CA  94025
            Attention:  Dipanjan Deb
            Fax:  650-233-2999

      with a copy to:

            Davis Polk & Wardwell
            1600 El Camino Real
            Menlo Park, CA 94025
            Attention:  Alan Denenberg
            Fax:  (650) 752-2111

            All notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt. Any notice, request or other written communication sent by facsimile transmission shall be confirmed by certified or registered mail, return receipt requested, posted within one Business Day, or by personal delivery, whether courier or otherwise, made within two Business Days after the date of such facsimile transmissions.

            Any Person that becomes a Shareholder shall provide its address and fax number to the Company.

            Section 4.03. Waiver; Amendment; Termination. (a) No provision of this Agreement may be waived except by an instrument in writing executed by the party against whom the waiver is to be effective. No provision of this Agreement may be amended or otherwise modified except by an instrument in writing executed by the Company and FP.

            Section 4.04. Fees and Expenses. The Company shall pay all out-of-pocket costs and expenses of FP, including the reasonable fees and expenses of counsel, incurred in connection with the preparation of this Agreement, or any amendment or waiver hereof, and the transactions contemplated hereby and all matters related hereto.

            Section 4.05. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, without regard to the conflicts of laws rules of such state.

            Section 4.06. Jurisdiction. The parties hereby agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Northern District of California or any California State court sitting in San Jose, California, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any case of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of California, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient form. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 4.02 shall be deemed effective service of process on such party.

            Section 4.07. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

            Section 4.08. Specific Enforcement. Each party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond, and in addition to all other remedies that may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available.

            Section 4.09. Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

            Section 4.10. Entire Agreement. This Agreement and the Subscription Agreement constitute the entire agreement among the parties hereto and supersede all prior and contemporaneous agreements and understandings, both oral and written, among the parties hereto with respect to the subject matter hereof and thereof.

            Section 4.11. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

            Section 4.12. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                    ULTRA CLEAN HOLDINGS, INC.


                                    By:
                                          -------------------------------
                                          Name:
                                          Title:


                                    FP-ULTRA CLEAN, L.L.C.


                                    By:
                                          -------------------------------
                                          Name:
                                          Title:

                                                                       EXHIBIT A

                    JOINDER TO REGISTRATION RIGHTS AGREEMENT

            This Joinder Agreement (this "JOINDER AGREEMENT") is made as of the date written below by the undersigned (the "JOINING PARTY") in accordance with the Registration Rights Agreement dated as of November 26, 2002 (the "REISTRATION RIGHTS AGREEMENT") among Ultra Clean Holdings, Inc. and FP - Ultra Clean, L.L.C. ("FP"), as the same may be amended from time to time. Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Shaeholders' Agreement.

            The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement and with the written consent of FP, the Joining Party shall be deemed to be a party to the Registration Rights Agreement as of the date hereof and shall have all of the rights and obligations of a "Shareholder" thereunder as if it had executed the Registration Rights Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Registration Rights Agreement.

            IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below. This Joinder Agreement shall not be effective unless and until FP has indicated its written consent hereof.

Date:  ___________ __, ____


                                    [NAME OF JOINING PARTY]

                                    By:  _____________________
                                         Name:
                                         Title:

                                    Address for Notices:


FP hereby consents to the joinder of the Joining Party to the Registration Rights Agreement.

FP - Ultra Clean, L.L.C.

By:  _____________________
     Name:
     Title: